Exhibit T3A-63

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 11/08/2010
FILED 12:30 PM 11/08/2010
SRV 101066125 — 4895188 FILE

CERTIFICATE OF FORMATION

OF

WEATHERFORD JSB LLC

1.               The name of the limited liability company is Weatherford JSB LLC.

2.               The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Weatherford JSB LLC this 8th day of November, 2010.

By:	/s/ Pam Davis
Pam Davis
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:42 PM 08/18/2014
FILED 05:36 PM 08/18/2014
SRV 141083150 — 4895188 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: Weatherford JSB LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1.         The name of the limited liability company is Weatherford Technology Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18 day of August, A.D. 2014.

By:	/s/ Charity R. Kohl
Authorized Person(s)

Name:	Charity R. Kohl - Manager
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